                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement           / / Confidential,
                                              for Use of the Commission Only
/X/ Definitive Proxy Statement                (as permitted by Rule 14a-6(e)(2))

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CCFNB BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             CCFNB BANCORP, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total Fee Paid:

--------------------------------------------------------------------------------
     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing party:

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     (4) Date filed:

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---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 [INSERT LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF CCFNB BANCORP, INC.:

                 Notice is hereby given that the Annual Meeting of Shareholders of CCFNB Bancorp, Inc. (the "Corporation") will be held at 10:30 a.m., prevailing time, on Tuesday, April 30, 1996, at the CCFNB Operations Center, Lightstreet Road, Bloomsburg, Pennsylvania 17815, for the following purposes:

                                  1. To elect three (3) Class 1 directors to serve for a three-year term and until their successors are duly elected and qualified;

                                  2.       To ratify the selection of J. H.
                 Williams & Co., LLP, Certified Public Accountants, of Kingston, Pennsylvania, as the independent auditors for the Corporation for the year ending December 31, 1996; and

                                  3.       To transact such other business as
                 may properly come before the Annual Meeting and any adjournment or postponement thereof.


                 Only those shareholders of record at the close of business, at 5:00 p.m., on Friday, March 22, 1996, will be entitled to notice of and to vote at the Annual Meeting.

                 A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1995, is being mailed with this notice.

                 You are urged to mark, sign, date and promptly return your proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured.
The prompt return of your dated and signed proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person if you attend the meeting.


                                             By Order of the Board of Directors



                                             Paul E. Reichart, President

March 29, 1996

                                 [INSERT LOGO]


                   PROXY STATEMENT FOR THE ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD APRIL 30, 1996


                                    GENERAL


INTRODUCTION, DATE, PLACE AND TIME OF MEETING

                 This Proxy Statement is being furnished for the solicitation by the Board of Directors of CCFNB Bancorp, Inc. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held at the CCFNB Operations Center, Lightstreet Road, Bloomsburg, Pennsylvania 17815, on Tuesday, April 30, 1996, at 10:30 a.m., prevailing time, or at any adjournment or postponement of the Annual Meeting.

                 The principal executive offices of the Corporation are located at Columbia County Farmers National Bank (the "Bank"), 232 East Street, Bloomsburg, Pennsylvania 17815. The telephone number for the Corporation is
(717) 784-4400. All inquiries should be directed to Paul E. Reichart, President of the Corporation. The Bank is a wholly-owned subsidiary of the Corporation.


SOLICITATION

                 This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 29, 1996.

                 Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted for the election of the three nominees for Class 1 Director named below and for the ratification of the selection of J. H. Williams & Co., LLP, Certified Public Accountants, of Kingston, Pennsylvania, as the independent auditors for the Corporation for the year ending December 31, 1996. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation.

                 The cost of preparing, assembling, printing, mailing and soliciting Proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation and the Bank may solicit Proxies personally, by telephone and by telefacsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

RIGHT OF REVOCATION

                 A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to Don
E. Bangs, Secretary, CCFNB Bancorp, Inc., 232 East Street, Bloomsburg, Pennsylvania 17815; (2) by executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person at the Annual Meeting after giving written notice to the Secretary of the Corporation.


VOTING SECURITIES, RECORD DATE AND QUORUM

                 At the close of business on March 22, 1996, the Corporation had 5,000,000 shares of common stock, par value $1.25 per share, the only authorized class of stock, of which 1,372,658 shares of common stock were issued and outstanding (the "Common Stock").

                 Only holders of common stock of record at the close of business on March 22, 1996, will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of common stock is entitled to one vote.

                 Under Pennsylvania law and the By-laws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Pursuant to the By-laws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

                 Assuming the presence of a quorum, the three nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

                 Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders is required for the approval of the ratification of the selection of independent auditors. Abstentions and broker non-votes are not votes cast and therefore do not count either for or against such respective approval and ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each such matter by reducing the total number of shares voted from which the required majority is calculated.

             PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK


PRINCIPAL OWNER

                 As of March 22, 1996, to the best of the Corporation's information and belief, no person holds beneficially or of record, directly or indirectly, five percent (5%) or more of the outstanding shares of Common Stock.


BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES

                 The following table sets forth information concerning the number of shares of Common Stock beneficially owned, directly or indirectly, as of March 22, 1996, by (i) each director and nominee, (ii) each executive officer of the Corporation, and (iii) the directors and the executive officers of the Corporation as a group.

Name of Individual                              Amount and Nature of                         Percent
or Identity of Group                          Beneficial Ownership(1)(2)                   of Class(3)
--------------------                          --------------------------                   -----------
Don E. Bangs(4)                                       7,694.076  (9)                          ----
Stanley Barchik(5)                                   11,445.000 (10)                          ----
Robert M. Brewington, Jr.(6)                          3,273.091 (11)
Edward L. Campbell(4)                                 4,898.536 (12)                          ----
Elwood R. Harding, Jr.(4)                            16,019.546 (13)                           1.17%
William F. Hess(5)                                    3,890.163 (14)                          ----
Willard H. Kile, Sr.(7)                              17,540.715 (15)                           1.28%
Virginia D. Kocher                                    1,286.000 (16)                          ----
Charles E. Long(7)                                    4,094.909 (17)                          ----
John I. Mather(8)                                     2,400.000 (17)                          ----
Paul E. Reichart(5)                                   7,194.000 (18)                          ----

All Officers and Directors
 as a Group (9 directors,
 9 nominees, 5 officers,
 11 persons in total)                                79,736.036                                5.81%

------------------------------
(1)      Information furnished by the directors and the Corporation.
(2) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission ("SEC") and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 22, 1996. Beneficial ownership may be disclaimed as to certain of the securities.
(3)      Less than one percent unless otherwise indicated.
(4)      A Class 3 Director whose term expires in 1997.
(5)      A Class 2 Director whose term expires in 1998.
(6)      Nominee for Class 1 Director whose term expires in 1999.

(7) A Class 1 Director whose term expires in 1996 and a nominee for Class 1 Director whose term expires in 1999.
(8) A Class 1 Director whose term expires in 1996 and who has reached the mandatory retirement age.
(9) Includes 4,913.890 shares of Common Stock held individually by Mr. Bangs; 51.186 shares of Common Stock held jointly with his spouse; and 2,729.000 shares of Common Stock held in a SEP retirement account.
(10) Includes 2,970.000 shares of Common Stock held individually by Mr. Barchik and 8,475.000 shares of Common Stock held jointly with his spouse.
(11) Includes 2,474.584 shares of Common Stock held individually by Mr. Brewington and 798.507 shares of Common Stock held jointly with his spouse.
(12) Includes 3,040.471 shares of Common Stock held individually by Mr. Campbell and 1,858.065 shares of Common Stock held jointly with his spouse.
(13) Includes 7,891.610 shares of Common Stock held individually by Mr. Harding; 7,308.954 shares of Common Stock held individually by his spouse; and 818.982 shares of Common Stock held in trust for Mr. Harding's daughter.
(14) Includes 3,378.300 shares of Common Stock held individually by Mr. Hess and 511.863 shares of Common Stock held individually by his spouse.
(15) Includes 8,284.000 shares of Common Stock held individually by Mr. Kile; 7,500.000 shares of Common Stock held jointly with his spouse; and 1,756.715 shares held by the Bank's Trust Department for the benefit of Mr. Kile.
(16) Includes 786.000 shares of Common Stock held individually by Mrs. Kocher and 500.000 shares of Common Stock held f/b/o her husband in an IRA trust.
(17) All shares of Common Stock held by the named person are held as an individual.
(18) Includes 2,500.000 shares of Common Stock held individually by Mr. Reichart and 4,694.000 shares of Common Stock held jointly with his spouse.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                 Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent (10%) of the registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent (10%) shareholders are required by SEC regulation to furnish the Corporation with copies of all
Section 16(a) forms they file.

                 Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the period January 1, 1995 through December 31, 1995, its officers and directors were in compliance with all filing requirements applicable to them.


                             ELECTION OF DIRECTORS
                                    (ITEM 1)


                 The Corporation has a classified Board of Directors with staggered three-year terms of office. In a classified board, the directors are generally divided into separate classes of equal number. The terms of the separate classes expire in successive years. Thus, at each Annual Meeting of Shareholders successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year.

                 In addition, there is no cumulative voting for the election of directors. Each share of common stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns 100 shares of common stock, he or she may cast up to 100 votes for each of the nominees for director in the class to be elected.

                 Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the three nominees for Class 1 Director named below. If any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of the term of vacancy. Election of a nominee to the office of director will require an affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting.


                          INFORMATION AS TO NOMINEES,
                        DIRECTORS AND EXECUTIVE OFFICERS


                 The following table contains certain information with respect to the executive officers, nominees for Class 1 Director whose term expires in 1999, current Class 1 Directors whose term expires in 1996, and the Class 2 Directors and Class 3 Directors whose terms of office expire in 1998 and 1997, respectively:

                              Age as of           Principal Occupation During Past
                              March 22,              Five Years and/or Position(s)                Director
Name                             1996                 Held With The Corporation                   Since(1)
----                         ------------         --------------------------------                --------

CURRENT CLASS 1 DIRECTORS WHOSE TERM EXPIRES IN 1996 AND
NOMINEES FOR CLASS 1 DIRECTOR WHOSE TERM EXPIRES IN 1999
Willard H. Kile, Sr.             68             Chairman and Director of the                        1974
                                                Corporation and the Bank; real
                                                estate broker, Kile and Kile Real
                                                Estate and Rentals

Charles E. Long                  60             Retired; former President, Long                     1993
                                                Supply Co., Inc., wholesaler and
                                                retailer of hardware and masonry
                                                products

                              Age as of           Principal Occupation During Past
                              March 22,              Five Years and/or Position(s)               Director
Name                             1996                 Held With The Corporation                  Since(1)
----                         ------------         --------------------------------               --------

NOMINEE FOR CLASS 1 DIRECTOR WHOSE TERM EXPIRES IN 1999
Robert M. Brewington, Jr.        45             Owner, Sutliff Motors; selling and                 ______
(2)                                             servicing cars and trucks; school
                                                bus contractor

CURRENT CLASS 1 DIRECTOR WHOSE TERM EXPIRES IN 1996
John I. Mather                   72             Vice Chairman and Director of the                   1962
(3)                                             Corporation and the Bank; retired
                                                operator of a grain mill

CLASS 2 DIRECTORS WHOSE TERM EXPIRES IN 1998
Stanley Barchik                  62             President, Stan & Sons, Inc.,                       1985
                                                commercial leasing and retail
                                                gasoline sales

William F. Hess                  62             Dairy farmer                                        1982

Paul E. Reichart                 58             President, Chief Executive Officer                  1983
                                                and Director of the Corporation
                                                and the Bank

CLASS 3 DIRECTORS WHOSE TERM EXPIRES IN 1997
Don E. Bangs                     64             Secretary of the Corporation and                    1985
                                                the Bank; former owner of Bangs
                                                Insurance Agency and agent for
                                                The Thrush Insurance Agency

Edward L. Campbell               57             President, ELC Enterprises, Inc.                    1985
                                                d/b/a The Heritage House Family
                                                Restaurant and the sole proprietor of
                                                Heritage Acres Christmas tree sales

Elwood R. Harding, Jr.           49             Attorney, Harding & Warren,                         1984
                                                Bloomsburg; President, Inter-County
                                                Land Abstract Co., Inc.

------------------------------
(1) Includes period prior to June 20, 1983, when such persons, except for Messrs. Bangs, Barchik, Campbell, Harding, Long and Brewington, served as directors of the Bank, which became a wholly-owned subsidiary of the Corporation on that date. All directors of the Corporation are currently also directors of the Bank.

(2)      Mr. Brewington is replacing Mr. Mather.
(3)      Mr. Mather will be retiring due to the mandatory retirement age.


                 The Board of Directors of the Bank has established the following committees for 1996:

                 Executive Committee. This Committee exercises the authority of the Board of Directors in the management of the business of the Bank between the dates of regular meetings of the Board of Directors. Messrs. Bangs, Kile, Mather and Reichart are members of the Executive Committee. Mr. Mather will not serve on this committee after his successor is elected and qualified.

                 Long Range Planning Committee. This Committee studies the future growth, capital development and corporate structure of the Bank. Messrs. Bangs, Hess, Kile and Reichart are members of the Long Range Planning Committee.

                 Human Resource Committee. This Committee recommends to the Board of Directors the amount to be considered for contribution to the Bank's Profit Sharing Plan and reviews the proposed salary increases of the officers before they are presented to the Board of Directors for approval. Messrs. Bangs, Hess, Kile and Reichart are members of the Human Resource Committee.

                 Audit Committee. This Committee supervises the audit of the books of account of the Bank and recommends for approval by the Board of Directors the services of an independent certified public accountant to examine the financial matters of the Bank. Messrs. Bangs, Harding, Hess and Mather are members of the Audit Committee. Mr. Mather will not serve on this committee after his successor is elected and qualified.

                 Credit Administration Committee. This Committee reviews all new loans, past due loans, loan compliance, loan review and other pertinent matters. Messrs. Barchik, Kile, Long and Reichart are members of the Credit Administration Committee.

                 Asset-Liability Committee. This Committee reviews the asset-liability positions of the Bank and provides support and direction in managing net interest margins and liquidity. Messrs. Campbell, Harding, Kile and Reichart are members of the Asset-Liability Committee.

                 Trust Committee. This Committee is responsible for oversight of the Bank's Trust Department, including the Department's investments and operations. Messrs. Campbell, Kile and Reichart are members of the Trust Committee.

                 Deferred Compensation Committee. This Committee is responsible for the administration and review of the Bank's Deferred Compensation Plans. Messrs. Hess, Kile and Reichart are members of the Deferred Compensation Committee.

                 Employee Stock Purchase Plan Committee. This Committee is responsible for the administration and review of the Employee Stock Purchase Plan. Messrs. Bangs, Hess, Kile and Reichart are members of the Employee Stock Purchase Plan Committee.

                 During 1995, the Corporation's Board of Directors held nine
(9) meetings and the Bank's Board of Directors held twenty-six (26) meetings. Each Director of the Corporation who is also a Director of the Bank attended at least 75% of the combined total number of meetings of the Boards of Directors of the Corporation and the Bank and of the committees of the Bank of which he is a member.

                 The Corporation does not have a nominating committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Section 202 of the By-laws of the Corporation.


                             EXECUTIVE COMPENSATION


COMPENSATION PAID TO EXECUTIVE OFFICERS

                 The following table sets forth the total compensation for services in all capacities paid by the Corporation and the Bank during 1995, 1994 and 1993, to the Corporation's and the Bank's President and Chief Executive Officer. No other executive officer's annual salary and bonus exceeded $100,000 during 1995 and therefore is not required to be presented.

                         SUMMARY COMPENSATION TABLE(1)

                                                   Annual Compensation
                                       ---------------------------------------------------------------------
   Name and Principal       Fiscal                                     Other Annual           All Other
        Position             Year        Salary         Bonus        Compensation(2)       Compensation(3)
------------------------------------------------------------------------------------------------------------
 Paul E. Reichart            1995        $80,826     $23,307(4)           $7,800               $3,528
 (President and Chief        1994        $76,978     $24,074(5)           $7,500               $2,387
 Executive Officer)          1993        $72,621     $24,382(6)           $6,875               $1,344

----------------------
(1) From January 1, 1993 through December 31, 1995, the Corporation did not pay any long-term compensation in the form of stock options, stock appreciation rights, restricted stock or any other long-term compensation, nor did it make any long-term incentive plan payments. Accordingly, no such information is presented in the Summary Compensation Table set forth above. No such arrangements are currently in effect.
(2) Represents the payment of directors' fees by the Bank for the years presented. Mr. Reichart did not receive perquisites and other personal benefits, securities and property that totaled in the aggregate for the years presented either $50,000 or 10% of the total of the amounts reported under the salary and bonus columns.
         Therefore, the amounts for such perquisites and other personal benefits, securities and property are not reported.
(3) These figures represent annual term insurance premium payments on the life of Mr. Reichart.

(4) Includes $15,000 as a life insurance premium payment for a deferred compensation plan; $3,233 as a cash bonus representing 4% of base salary; and $5,074 as a contribution to the Bank's profit sharing plan.
(5) Includes $15,000 as a life insurance premium payment for a deferred compensation plan (see discussion below); $3,849 as a cash bonus representing 5% of base salary; and $5,225 as a contribution to the Bank's profit sharing plan.
(6) Includes $15,000 as a life insurance premium payment for a deferred compensation plan; $4,357 as a cash bonus representing 6% of base salary; and $5,025 as a contribution to the Bank's profit sharing plan (see discussion below).


DEFERRED COMPENSATION AGREEMENTS FOR EXECUTIVE OFFICERS

                 Paul E. Reichart has served as the Corporation's and the Bank's President and Chief Executive Officer since 1985. J. Jan Girton has served as the Executive Vice President, Chief Operating Officer and Assistant Secretary of the Bank since 1987. As a result of Messrs. Reichart's and Girton's active involvement and experience in the affairs of the Bank, the Bank has depended upon, and continues to depend upon, their continued employment. The Bank does not maintain employment agreements or key man insurance, other than the deferred compensation agreements described below, with respect to Messrs. Reichart and Girton. However, in 1992, the Bank entered into agreements with Paul E. Reichart, President and Chief Executive Officer of the Corporation and the Bank, and J. Jan Girton, Executive Vice President, Chief Operating Officer and Assistant Secretary of the Bank, to establish a non-qualified deferred compensation plan (the "Deferred Compensation Plan") for these officers.

                 Each officer is deferring compensation in order to participate in his Deferred Compensation Plan. If the officer continues to serve as an officer of the Bank until he attains sixty-five (65) years of age, the Bank has agreed to pay him 120 guaranteed consecutive monthly payments commencing on the first day of the month following the officer's 65th birthday. Each officer's guaranteed monthly payment is based upon the future value of life insurance purchased with the compensation the officer has deferred. If the officer attains sixty-five (65) years of age but dies before receiving all of the guaranteed monthly payments, then the Bank will make the remaining payments to the officer's designated beneficiary or to the representative of his estate. In the event that the officer dies while serving as an officer, but prior to age sixty-five (65), then the Bank will remit the guaranteed monthly payments to the officer's designated beneficiary or to the representative of his estate. The Bank has obtained life insurance (designating the Bank as the beneficiary) on the life of each participating officer in an amount which is intended to cover the Bank's obligations under the Deferred Compensation Plan, based upon certain actuarial assumptions. In 1995, the Bank accrued $25,800 as an expense for the Deferred Compensation Plan.

PROFIT SHARING PLAN

                 The Corporation and the Bank do not have a pension plan. The Bank, however, does maintain a non-contributory profit sharing plan (the "Plan") for its employees. To be eligible, an employee must be 21 years of age, have been employed by the Bank on the last day of the Plan year and generally completed at least 1,000 hours of service during the Plan year (except in the case of death, disability or retirement).

                 In addition, effective January 1, 1995, the Bank amended the Plan to include a 401K Savings Plan feature. An employee may elect to contribute up to ten percent of his or her annual aggregate compensation into the 401K Savings Plan. The Bank may contribute a matching contribution to an employee's account, if management deems the income (profits) to be adequate to justify this expense. Employees who participated in the Plan as of December 31, 1994, will be 100% vested. However, employees who began participation in the Plan on or after January 1, 1995, will have any Bank contributions 100% vested after five years of service. Under the 401K Savings Plan, an employee must complete at least 1,000 hours of service during the year in order to be eligible to participate in the 401K Savings Plan.

                 Contributions reflected as expense under the Plan for 1995, 1994 and 1993 were $86,755, $82,166 and $78,388, respectively. The Bank made no matching contribution in 1995 under the 401K Savings Plan feature.


COMPENSATION OF DIRECTORS

                 During 1995, each member of the Bank's Board of Directors received $300 for each meeting of the Board and $225 for each committee meeting attended. In addition, in 1995, the Chairman of the Board of Directors and the Secretary each received an additional fee of $1,200 for additional services provided to the Bank. Members of the Corporation's Board of Directors are not compensated for attending meetings of the Corporation's Board of Directors. Such meetings usually occur immediately after meetings of the Bank's Board of Directors.


DEFERRED COMPENSATION AGREEMENTS FOR DIRECTORS

                 The Bank has entered into agreements with three directors to establish non-qualified deferred compensation plans (the "Director Deferred Compensation Plans") for each of these directors. These plans are limited to 4-year terms. The Bank may, however, enter into subsequent similar plans with its directors. Each of the participating directors is deferring the payment to him of the directors' fees described above. If the director continues to serve as a director of the Bank until he attains generally 70 or 72 years of age, as the case may be, the Bank has agreed to pay him ten equal annual payments commencing on the first day of the month following such director's 70th or 72nd birthday, as the case may be. Each director's guaranteed annual payment is based upon the cumulative amount of deferred fees together with interest currently accruing thereon at the rate of 8% per annum, subject to change by the Board of Directors. If the director attains 70 or 72 years of age, as the case may be, but dies before receiving all ten annual payments, then the Bank will make the remaining payments to the director's designated beneficiary or to the representative of his estate. In the event that the director dies while serving as a director, but prior to age 70 or 72, as the case may be, then the Bank will remit the annual payments to such director's designated beneficiary or to the representative of his estate. The Bank has obtained life insurance (designating the Bank as the beneficiary) on the lives of Messrs. Kile and Harding in face amounts which are intended to cover the Bank's obligations under those director's Deferred Compensation Plans. In 1995, the Bank accrued $23,200 as an expense for the Director Deferred Compensation Plans. As of December 31, 1995, Messrs. Kile, Harding and Barchik were participating in such Plans.

                              CERTAIN TRANSACTIONS


                 There have been no material transactions between the Corporation and the Bank, nor any material transactions proposed, with any director or executive officer of the Corporation and the Bank, or any associate of any of the foregoing persons. The Corporation and the Bank have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and executive officers of the Corporation and the Bank and their associates on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.

                 Total loans outstanding from the Corporation and the Bank as of December 31, 1995, to the Corporation's and the Bank's executive officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $3,952,456, or approximately 20.59% of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.


                     PRINCIPAL OFFICERS OF THE CORPORATION


                 The following table sets forth selected information about the principal officers of the Corporation, each of whom is selected by the Board of Directors and each of whom holds office at the discretion of the Board of
Directors:

                                                       Bank
                   Office and          Held         Employee          Number of Shares          Age as of
Name             Position Held         Since           Since         Beneficially Owned      March 22, 1996
----             -------------         -----        ----------       ------------------      --------------
Willard H.       Chairman of           1985             (1)             17,540.715(2)               68
Kile, Sr.        the Board

John I.          Vice Chairman         1985             (1)              2,400.000(2)               72(3)
Mather           of the Board

Paul E.          President             1985             1960             7,194.000(2)               58
Reichart         and CEO

Don E.           Secretary             1993             (1)              7,694.076(2)               64
Bangs

Virginia D.      Treasurer             1991             1972             1,286.000(2)               48
Kocher

----------------------------
(1)      Messrs. Kile, Mather and Bangs are not employees of the Bank.
(2) See footnotes under "Beneficial Ownership by Officers, Directors and Nominees" with respect to the stockholdings for this officer.

(3) Mr. Mather has reached the mandatory retirement age to serve as a director, and, therefore, will not continue to serve in this capacity after his successor is selected.


PRINCIPAL OFFICERS OF THE BANK

                 The following table sets forth selected information about the principal officers of the Bank, each of whom is elected by the Board of Directors of the Bank and each of whom holds office at the discretion of the Board of Directors of the Bank:

                                                       Bank
                   Office and          Held         Employee          Number of Shares          Age as of
Name             Position Held         Since           Since         Beneficially Owned      March 22, 1996
----             -------------         -----        ----------       ------------------      --------------
Willard H.       Chairman of           1985             (1)             17,540.715(2)               68
Kile, Sr.        the Board

John I.          Vice Chairman         1985             (1)              2,400.000(2)               72(7)
Mather           of the Board

Don E.           Secretary             1993             (1)              7,694.076(2)               64
Bangs

Paul E.          President             1985             1960             7,194.000(2)               58
Reichart         and CEO

J. Jan           Executive Vice        1987             1985             1,146.575(3)               55
Girton           President, Chief
                 Operating Officer
                 and Assistant         1992
                 Secretary

Linda A.         Senior Vice           1991             1963               262.000(4)               51
Huttenstine      President and
                 Cashier               1985

Jacob S.         Senior Vice           1989             1989               201.309(4)               48
Trump            President and
                 Financial
                 Planning Officer

Lance O.         Vice President        1995             1995                 -0-                    30(5)
Diehl

Virginia D.      Vice President,       1987             1972             1,286.000(2)               48
Kocher           Controller and        1982
                 Assistant Secretary   1991

Edwin A.         Vice President        1991             1974               325.000(6)               42
Wenner

----------------------------
(1)      Messrs. Kile, Mather and Bangs are not employees of the Bank.

(2) See footnotes under "Beneficial Ownership by Officers, Directors and Nominees" with respect to the stockholdings for this officer.
(3) Includes 122.848 shares of Common Stock held individually by Mr. Girton and 1,023.727 shares of Common Stock held jointly with his spouse.
(4) All shares of Common Stock held by the named person are held as an individual.
(5) Mr. Diehl is the nephew of Mr. Kile, the Chairman of the Board of the Corporation and the Bank.
(6) The 325 shares of Common Stock beneficially owned by Mr. Wenner are jointly held with his spouse.
(7)      See footnote (3) under "Principal Officers of the Corporation."


                               LEGAL PROCEEDINGS


GENERAL

                 The nature of the Corporation's and the Bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the Corporation and the Bank, there are no proceedings pending to which the Corporation and the Bank is a party or to which their property is subject, which, if determined adversely to the Corporation and the Bank, would be material in relation to the Corporation's and the Bank's undivided profits or financial condition, nor are there any proceedings pending other than ordinary routine litigation incident to the business of the Corporation and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation and the Bank by government authorities or others.


ENVIRONMENTAL ISSUES

                 There are several federal and state statutes that govern the obligations of financial institutions with respect to environmental issues. Besides being responsible under such statutes for its own conduct, a bank also may be held liable under certain circumstances for actions of borrowers or other third parties on properties that collateralize loans held by the bank. Such potential liability may far exceed the original amount of the loan made by the bank. Currently, the Bank is not a party to any pending legal proceedings under any environmental statute nor is the Bank aware of any circumstances that may give rise to liability of the Bank under any such statute.


                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 2)


                 Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of
J. H. Williams & Co., LLP, Certified Public Accountants, of Kingston, Pennsylvania ("J. H. Williams"), as the Corporation's independent public accountants for its fiscal year ending December 31, 1996. The Corporation has been advised by J. H. Williams that none of its members has any financial interest in the Corporation. Ratification of J. H. Williams will require an affirmative vote of a majority of the shares of

Common Stock represented at the Annual Meeting. J. H. Williams served as the Corporation's independent public accountants for the Corporation's 1995 fiscal year.

                 In addition to performing customary audit services, J. H. Williams assisted the Corporation with the preparation of its federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Corporation for such services at its customary hourly billing rates. These non-audit services were approved by the Corporation's and the Bank's Board of Directors, after due consideration of the effect of the performance thereof on the independence of the accountants and after the conclusion by the Corporation's and the Bank's Board of Directors that there was no effect on the independence of the accountants.

                 In the event that the shareholders do not ratify the selection of J. H. Williams as the Corporation's independent public accountants for the 1996 fiscal year, another accounting firm will be chosen to provide independent public accountant audit services for the 1996 fiscal year. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of J. H. Williams as the auditors for the Corporation for the year ending December 31, 1996.

                 It is understood that even if the selection of J. H. Williams is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Corporation and its shareholders.


                                 ANNUAL REPORT


                 A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1995, is being mailed with this Proxy Statement. A representative of J. H. Williams, the accounting firm which examined the financial statements in the Annual Report, will attend the Annual Meeting. This representative of J. H. Williams will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.


                             SHAREHOLDER PROPOSALS


                 Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Corporation's proxy statement for its 1997 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of CCFNB Bancorp, Inc. at the principal executive offices of the Corporation at 232 East Street, Bloomsburg, Pennsylvania 17815, not later than Friday, November 29, 1996.

                                 OTHER MATTERS


                 The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.


                             ADDITIONAL INFORMATION


                 Upon written request of any shareholder, a copy of the Corporation's report on Form 10-KSB for its fiscal year ended December 31, 1995, including the financial statements and the schedules thereto, required to be filed with the SEC, may be obtained, without charge, from Paul E. Reichart, President CCFNB Bancorp, Inc., 232 East Street, Bloomsburg, Pennsylvania 17815; telephone: (717) 784-4400.

                 In addition, a copy of the Annual Disclosure Statement of Columbia County Farmers National Bank may be also obtained, without charge, from Mr. Reichart.

                              CCFNB BANCORP, INC.
                                     PROXY
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 30, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                 The undersigned hereby constitutes and appoints E.L. Carson and Roy Buck and each and any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of CCFNB Bancorp, Inc. (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the CCFNB Operations Center, Lightstreet Road, Bloomsburg, Pennsylvania 17815, on Tuesday, April 30, 1996 at 10:30 a.m., prevailing time, and at any adjournment or postponement thereof as follows:

1.       ELECTION OF CLASS 1 DIRECTORS TO SERVE FOR A THREE-YEAR TERM


         /    /  For all nominees listed     /    /   WITHHOLD AUTHORITY
                 below (except as marked              to vote on all nominees
                 to the contrary below)               listed below


         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

        Willard H. Kile, Sr., Charles E. Long and Robert M. Brewington, Jr.

          ___________________________________________________________

2. Proposal to ratify the selection of J.H. Williams & Co., LLP, Certified Public Accountants, of Kingston, Pennsylvania, as the independent auditors for the Corporation for the year ending December 31, 1996.


                   /    /  FOR                       /    /  AGAINST


         The Board of Directors recommends a vote FOR this proposal.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment or postponement thereof.


                 THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

                                                            Dated ___________________________, 1996

                                                            _______________________________________

                                                            _______________________________________
                                                                    Signature(s)

Number of Shares Held of
Record on March 22, 1996: _______________


                 THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER MUST SIGN.